UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020 (September 9, 2020)

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 9, 2020, Intercontinental Exchange, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ellie Mae Parent, LP, an entity controlled by Thoma Bravo (the “Selling Stockholder”), and Goldman Sachs & Co. LLC (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, 9,180,568 shares of the Company’s common stock, par value $0.01 per share, at a price of $99.6919 per share.

A copy of the Underwriting Agreement has been attached hereto as Exhibit 1.1, and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The exhibit attached to this Current Report on Form 8-K shall be incorporated by reference in the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on March 7, 2018 (No. 333-223502).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2020, by and among Intercontinental Exchange, Inc., Ellie Mae Parent, LP and Goldman Sachs & Co. LLC.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: September 11, 2020	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel